Exhibit 1.1

UNDERWRITING AGREEMENT

Dated [____________] [__], 2023

Between

T1V, INC.

(a Delaware corporation),

SELLING STOCKHOLDERS OF T1V, INC.

named on Schedule II attached hereto (for the sole purpose of the Over-Allotment Option)

And

EF HUTTON,

Division of Benchmark Investments, LLC

as Representative of the several Underwriters named on Schedule I attached hereto

i

T1V, INC.

UNDERWRITING AGREEMENT

[____________] [__], 2023

EF Hutton, division of Benchmark Investments, LLC

as Representative of the several Underwriters named on Schedule I attached hereto
590 Madison Avenue, 39th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned, T1V, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) named on Schedule II attached hereto (for the sole purpose of the Over-Allotment Option), hereby confirm their agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), is acting as representative to the several Underwriters (in such capacity, the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein. References made to Selling Stockholders shall relate solely to the Over-Allotment Option and not the Offering.

It is understood that the several Underwriters are to make a public offering of the Firm Securities (as defined below) as soon as the Representative deems it advisable to do so. The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that EF Hutton will act as the Representative for the Underwriters in the offering and sale of the Firm Securities (as defined below) and, if any, the Option Securities (as defined below) in accordance with this Agreement.

Article I.
DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.01.

“Action” shall have the meaning ascribed to such term in Section 3.01(k).

“Advance” shall have the meaning ascribed to such term in Section 4.06(d).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the initial paragraph.

“Authorizations” mean all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings, and permits of, with and from all governmental, judicial, regulatory, or administrative agency, body, or court, domestic or foreign, having jurisdiction over the Company or any of their assets or business and all third parties, foreign and domestic.

“Benefit Arrangements” shall have the meaning ascribed to such term in Section 3.01(pp).

“BHCA” shall have the meaning ascribed to such term in Section 3.01(jj).

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee,” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Class A Common Stock” means the shares of Class A Common Stock of the Company, par value $0.001 per share, each share having one (1) vote per share.

“Class B Common Stock” means the shares of Class B Common Stock of the Company, par value $0.001 per share, each share having ten (10) votes per share.

“Closing” means the closing of the purchase and sale of the Firm Securities pursuant to Section 2.01.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Firm Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and Class B Common Stock, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the initial paragraph of this Agreement.

“Company Auditor” means CF Borgers CPA PC with offices located at 5400 West Cedar Avenue
Lakewood, CO 80226.

“Company IT Systems” shall have the meaning ascribed to such term in Section 3.01(qq).

“Company’s Counsel” means Ellenoff Grossman & Schole LLP with offices located at 1345 Avenue of the Americas, New York, New York 10105.

“Company Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith.

“DTC” means The Depositary Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal and Custodian service.

“EDGAR” shall have the meaning ascribed to such term in Section 3.01(f).

“EF Hutton” shall have the meaning ascribed to such term in the initial paragraph of this Agreement.

“Effective Date” means the date and time as of which the Registration Statement became effective in accordance with the rules and regulations under the Securities Act.

“Employee Plans” shall have the meaning ascribed to such term in Section 3.01(pp).

“Engagement Agreement” shall have the meaning ascribed to such term in Section 3.01(u).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.01(n).

“ERISA” shall have the meaning ascribed to such term in Section 3.01(pp).

“ERISA Affiliate” shall have the meaning ascribed to such term in Section 3.01(pp).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock, restricted stock units, or options to employees, officers, consultants or other service providers, or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder including, without limitation, the Representative’s Warrants and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price, or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments, or combinations as set forth in such securities) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.01(jj).

“Final Prospectus” shall have the meaning ascribed to such term in Section 3.01(f).

“FINRA” means the Financial Industry Regulatory Authority.

“Firm Securities” means the Firm Shares and Firm Warrants.

“Firm Shares” shall have the meaning ascribed to such term in Section 2.01(a).

“Firm Warrants” shall have the meaning ascribed to such term in Section 2.01(a).

“Forward Stock Split” shall have the meaning ascribed to such term in Section 3.01(rr).

“GAAP” shall have the meaning ascribed to such term in Section 3.01(i).

“General Disclosure Package” shall have the meaning ascribed to such term in Section 3.01(f).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.01(n).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $150,000 (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements, and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $150,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(q).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Lock-Up Agreements” mean the lock-up agreements that are delivered on the date hereof by each of the Company’s officers, directors, selling stockholders, greater than 5% stockholders, and affiliates in the form of Exhibit A attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.01(b).

“Material Permit” shall have the meaning ascribed to such term in Section 3.01(ff).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.01(kk).

“Offering” means the public offering of the Firm Securities and the Option Securities, if any.

“Offering Price” means the public offering price per Class A Common Stock set forth on Schedule III attached hereto.

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.02(b).

“Option Purchase Price” means the aggregate purchase price of the Option Shares on an Option Closing Date net of the underwriting discounts and commissions.

“Option Securities” shall have the meaning ascribed to such term in Section 2.01(a)

“Option Shares” shall have the meaning ascribed to such term in Section 2.01(a)

“Option Warrants” shall have the meaning ascribed to such term in Section 2.01(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.02(a)

“Permitted Free-Writing Prospectus” shall have the meaning set forth in Section 4.02(c).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Preliminary Prospectus” shall have the meaning ascribed to such term in Section 3.01(f).

“Pricing Prospectus” shall have the meaning ascribed to such term in Section 3.01(h).

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.01(f).

“Purchase Price” means the aggregate purchase price net of underwriting discounts and commissions.

“Registration Statement” shall have the meaning ascribed to such term in Section 3.01(f) .

“Representative” shall have the meaning ascribed to such term in the initial paragraph of this Agreement.

“Representative’s Warrant” shall have the meaning ascribed to such term in Section 2.01(d).

“Representative’s Warrant Shares” shall have the meaning ascribed to such term in Section 2.01(d).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“returns” shall have the meaning ascribed to such term in Section 3.01(cc).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462 Registration Statement” shall have the meaning ascribed to such term in Section 3.01(f).

“Rules and Regulations” shall have the meaning ascribed to such term in Section 3.01(f).

“Securities” means the Firm Shares, the Option Shares, the Representative’s Warrant and the Representative’s Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholders Disclosure Schedules” means the disclosure schedules of the Selling Stockholders delivered concurrently herewith.

“Selling Stockholder Information” shall have the meaning set forth in Section 3.02(g).

“Selling Stockholders” shall mean the stockholders of the Company listed on Schedule II attached hereto.

“Share Purchase Price” shall have the meaning set forth in Section 2.01(a).

“Shares” shall have the meaning ascribed to such term in Section 2.01(a).

“Subject Transaction” shall have the meaning ascribed to such term in Section 4.20.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“taxes” shall have the meaning ascribed to such term in Section 3.01(cc).

“Testing-the-Waters Communication” shall have the meaning ascribed to such term in Section 3.01(yy).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB Venture Market, the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto, the form of Warrant, the Warrant Agency Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Vstock Transfer, LLC and any successor transfer agent of the Company.

“UCC” shall have the meaning set forth in Section 3.02(c).

“Underwriter” shall have the meaning ascribed to such term in the initial paragraph of this Agreement.

“Underwriter’s Counsel” means Carmel, Milazzo & Feil LLP, with offices located at 55 W. 39th St., 18th Floor, New York, NY 10018.

“Underwriters’ Information” shall have the meaning ascribed to such term in Section 6.01.

“Unit” or “Units” shall have the meaning set forth in Section 2.01(a).

“Unit Purchase Price” shall have the meaning set forth in Section 2.01(a).

“Warrant Agency Agreement” means the warrant agent agreement by and between the Company and the Warrant Agent, dated on or before the Closing Date, for the purpose of administering the Warrants, in the form of Exhibit F attached hereto.

“Warrant Agent” means Vstock Transfer, LLC and any successor warrant agent of the Company.

“Warrant Purchase Price” shall have the meaning set forth in Section 2.01(a).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Firm Warrants and Option Warrants.

“Warrants” means the Firm Warrants and Option Warrants, each in the form of a Global Warrant Certificate, in the form attached as an exhibit to the Warrant Agency Agreement.

“Written Testing-the-Waters Communication” shall have the meaning ascribed to such term in Section 3.01(yy).

Article II.
PURCHASE AND SALE

Section 2.01 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate [______] units (the “Units”), with each Unit consisting of: (i) one (1) share of Common Stock (the “Firm Shares”) and (ii) one (1) warrant with the right to purchase one share of Common Stock (the “Firm Warrants”) and is exercisable immediately and expiring five years after the date of issuance at an exercise price of $[__][1] per share of Common Stock, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the number of Firm Shares and Firm Warrants set forth opposite the name of such Underwriter on Schedule I attached hereto and made a part hereof included in the Units at a purchase price of $[______] per Unit (the “Unit Purchase Price”). The Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus. The purchase price for each Unit will be allocated as $[______] per Firm Share (“Share Purchase Price”) and $0.15 per Firm Warrant (“Warrant Purchase Price”).

1 110% of the initial public offering price of the Unit.

(b)  On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds equal to such Underwriter’s Purchase Price and the Company shall deliver to, or as directed by, such Underwriter the Units and the Company shall deliver the other items required pursuant to deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Section 2.03 and Section 2.04, the Closing shall occur at the offices of the Underwriter’s Counsel or such other location (including remotely by facsimile or other electronic transmission) as the Company and the Representative shall mutually agree. The Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

(c) The Units have no stand-alone rights or obligations and will not be certificated or issued as stand-alone securities. The Firm Shares and the Firm Warrants comprising the Units are immediately separable and will be issued separately at the Closing.

(d) On the Closing Date, the Company also shall deliver to the Representative a Warrant (the “Representative’s Warrant”) to purchase up to a number of shares of Class A Common Stock (the “Representative’s Warrant Shares”) equal to five percent (5%) of the aggregate number of Firm Shares sold on the Closing Date for the account of the Representative (or its designees), which Representative’s Warrant shall have an exercise price of $[____] (110% of the Offering Price), subject to adjustment therein, and registered in the name of the Representative (or its designees). The Representative Warrant shall have a term of five (5) years, be first exercisable 180 days following from the commencement of sales and shall provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions.

Section 2.02 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Units, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase up to (i) [______] shares of Class A Common Stock, representing fifteen percent (15%) of the Firm Shares sold in the Offering (the “Option Shares” and together with the Firm Shares, the “Shares”), at the Purchase Price, and/or (ii) [_____] Firm Warrants (the “Option Warrants” and, together with the Option Shares, the “Option Securities”), which may be purchased at the Unit Purchase Price; provided that to the extent the underwriters exercise the Over-Allotment Option, all of the Option Shares purchased upon the exercise of the Over-Allotment Option will be purchased from the Selling Stockholders on a pro rata basis and all of the Option Warrants will be purchased from the Company. In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for any (i) Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (ii) Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants to be purchased. The Company will not receive any proceeds from the sale of the Option Shares by the Selling Stockholders to the Underwriters pursuant to the Over-Allotment Option.

(b) The Over-Allotment Option granted pursuant to this Section 2.02 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within forty-five (45) days after the Effective Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company and the Selling Stockholders, as the case may be, from the Representative, which must be promptly confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be later than the earlier of (i) forty-five (45) days after the Effective Date and (ii) two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Selling Stockholders, as the case may be, and the Representative, at the offices of the Underwriter’s Counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Selling Stockholders, as the case may be, and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company and the Selling Stockholders, as the case may be.

(c) Upon exercise of the Over-Allotment Option with respect to all or any portion of the Option Shares subject to the terms and conditions set forth herein, (i) the Selling Stockholders, severally and jointly, agree to sell, on a pro rata basis, up to the number of Option Shares set forth on Schedule II attached hereto to the several Underwriters; (ii) the Company agrees to sell up to the number of Option Warrants, exercised to be purchased, to the several Underwriters; and (iii) each of the Underwriters, acting severally and not jointly, shall purchase up to that portion of the total number of the Option Shares and Option Warrants then being purchased as set forth on Schedule I opposite their respective names.

(d) Payment for the Option Shares and/or Option Warrants shall be made on the applicable Option Closing Date, if any, by wire transfer in U.S. dollars in immediately available funds, to the accounts specified by the Company and the Selling Stockholders (as applicable) at the offices of the Underwriters’ Counsel and the upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares or the Option Warrants, as applicable, (or through the facilities of DTC or via DWAC transfer) for the account of the Underwriters. The Option Shares and/or Options Warrants shall be registered in such name or names and in such authorized denominations as the Representative may request in writing prior to the applicable Option Closing Date, if any. Neither the Company nor the Selling Stockholders shall be obligated to sell or deliver the Option Shares or Option Warrants, asp applicable, except upon tender of payment by the Representative for applicable Option Shares and/or Option Warrants, as applicable.

Section 2.03 Deliverables. The Company and the Selling Stockholders, as the case may be, shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a) On the Closing Date, the Firm Shares, and, as to each Option Closing Date, if any, the applicable Option Shares, which securities shall be delivered via DWAC for the accounts of the several Underwriters;

(b) On the Closing Date, the Firm Warrants, and, as to each Option Closing Date, if any, the applicable Option Warrants, which securities shall be delivered via DWAC for the accounts of the several Underwriters;

(c) On the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of Company’s Counsel addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(d) On the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of Company’s intellectual property counsel addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(e) On the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of each Selling Stockholder’s Counsel addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(f) Contemporaneously herewith, a comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(g) On or prior to the Closing Date, the Lock-Up Agreements, in substantially the form required by Exhibit A, which shall be in full force and effect as of the Closing Date;

(h) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officers’ Certificate, substantially in the form required by Exhibit B attached hereto;

(i) On each Option Closing Date, if any, the duly executed and delivered Selling Stockholder’s Certificate from the applicable Selling Stockholders, substantially in the form required by Exhibit C attached hereto;

(j) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit D attached hereto;

(k) On the Closing Date and on each Option Closing Date, if any, a duly executed and delivered Chief Financial Officer’s Certificate, substantially in the form required by Exhibit E attached hereto, addressed to the Underwriters;

(l) On the Closing Date, a fully executed Warrant Agency Agreement in substantially the form required by Exhibit F;

(m) On the Closing Date, the Representative’s Warrant, in substantially the form required by Exhibit G, for the applicable number of Representative’s Warrant Shares, as applicable; and

(n) Such other customary certificates or documents as the Underwriters and Underwriter’s Counsel may have reasonably requested.

Section 2.04 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date, if any, as the case may be, are subject to the following conditions being met:

(a) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company and the Selling Stockholders already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company and the Selling Stockholders contained herein (unless as of a specific date therein);

(b) all obligations, covenants, and agreements of the Company and the Selling Stockholders required to be performed at or prior to the date in question shall have been performed or such performance shall have been waived by the Representative;

(c) the delivery by the Company and the Selling Stockholders, as the case may be, of the items set forth in Section 2.03 of this Agreement;

(d) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(e) by the Execution Date, if required by FINRA, the Underwriters shall have received a notice of no objections from FINRA as to the amount of compensation allowable or payable to and the terms and arrangements for acting as the Underwriters as described in the Registration Statement;

(f) the shares of Class A Common Stock, including the Firm Shares, and the Option Shares, shall have been approved for listing on The Nasdaq Capital Market, subject to official notice of issuance and evidence of satisfactory distribution;

(g) the Warrants, including the Firm Warrants and the Option Warrants, if any, have been approved for listing on The Nasdaq Capital Market, subject to official notice of issuance and evidence of satisfactory distribution;

(h) the Company has effectuated the Forward Stock Split;

(i) the Company has filed with the Commission a Form 8-A (File No: 000-[______]) providing for the registration pursuant to Section 12(b) under the Exchange Act of the shares of Class A Common Stock and the Warrants; and such Form 8-A has become effective under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Class A Common Stock nor the Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration; and

(j) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package, and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board, or other administrative agency wherein an unfavorable decision, ruling, or finding may materially adversely affect the business, operations, prospects, or financial condition or income of the Company, except as set forth in the Registration Statement, the General Disclosure Package, and Prospectus; (iii) no stop order applicable to the Company shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) since the date of the latest balance sheet included in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein or those liabilities, obligations, and transactions which are disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus; (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock; (vi) the Company has not altered its method of accounting; and (vii) the Registration Statement, the General Disclosure Package, and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement, the General Disclosure Package, nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any of the conditions specified in this Section 2.04 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements, or letters furnished to the Representative or to Representative’s counsel pursuant to this Section 2.04 shall not be reasonably satisfactory in form and substance to the Representative and to Representative’s counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedules, which shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Company Disclosure Schedules, the Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date, and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the Subsidiaries of the Company are set forth in the Prospectus. To the extent that the Company does not have any Subsidiaries, all references to a Subsidiary or Subsidiaries herein are not relevant. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board, or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Warrants are enforceable against the Company in accordance with their terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

(d) No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Company Filings, Consents, and Approvals. The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus, (ii) such filings as are required to be made under applicable state securities laws, (iii) the rules and regulations of FINRA, and (iv) application(s) to each applicable Trading Market for the listing of the Shares and the Warrants for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”). The registration of the Class A Common Stock and the Warrants under the Exchange Act has been declared effective by the Commission on the date hereof. Copies of such Registration Statement and of each amendment thereto, if any, including the related Preliminary Prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form S-1 (File No. 333-[________]), as amended, as of the relevant Effective Date, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Securities Act. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Securities Act for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Preliminary Prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Securities Act as included at any time as part of, or deemed to be part of or included in, the Registration Statement. The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.” The term “Final Prospectus” means the final prospectus in connection with the Offering as first filed with the Commission pursuant to Rule 424(b) of the Securities Act and the rules and regulations thereunder or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representative by the Company for use in connection with the Securities which differs from the Pricing Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, or the Final Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Pricing Prospectus or the date of the Final Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, Pricing Prospectus, and the Final Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The term “General Disclosure Package” means, collectively, the Permitted Free Writing Prospectus(es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to the Offering, and the information included on Schedule I and Schedule III hereto.

(g) Issuance of Class A Common Stock and Warrants. The Firm Shares, Option Shares, and Warrant Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the exercise of the Warrants. The Firm Shares, Option Shares, and Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance, and sale of the Firm Shares, Option Shares, and Warrant Shares has been duly and validly taken. The Firm Shares, Option Shares, and Warrant Shares will conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package, and the Prospectus.

(h) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, General Disclosure Package, and Prospectus under the heading “Capitalization.” Except as set forth in the Registration Statement, General Disclosure Package, and Prospectus, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person other than the Representative has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except such rights which have been waived prior to the date hereof. Except as set forth in the Prospectus or a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. Except as disclosed in the Registration Statement, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters). Other than as disclosed in the Final Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as disclosed on the Registration Statement, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders at each Option Closing Date, if any) are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities and other laws or the applicable statute of limitations has expired, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package, and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements or the applicable statute of limitations has expired. No further approval or authorization of any stockholder, the Board, or others is required for the issuance and sale of the Securities. Other than what is disclosed in the Prospectus, there are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i) Financial Statements and other Financial Data. The financial statements of the Company included in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, and the Prospectus conform in all material aspects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or a Subsidiary is a party or by which it or such Subsidiary is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package, or the Prospectus or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company or a Subsidiary, respectively, is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as described in the Registration Statement, none of such agreements or instruments has been assigned by the Company or Subsidiary, and neither the Company nor, to the Company’s knowledge, a Subsidiary or any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company or the Subsidiary of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, a Subsidiary, or any of their assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest unaudited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, or the Prospectus, (i) there has been no event, occurrence, or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and the issuance of Common Stock Equivalents as disclosed in the Registration Statement. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence, or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets, or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Unless otherwise disclosed in the Registration Statement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k) Litigation. Except as set forth in the Registration Statement, General Disclosure Package, and Prospectus, there has not been, and to the knowledge of the Company there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental, or administrative agency or regulatory authority (federal, state, county, local, or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of the Subsidiaries are a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure, or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters that would reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries are in compliance with all U.S. federal, state, local, and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment, and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan, or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator, or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance, or regulation of any governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all federal, state, local, and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated, or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license, or approval where in each clause (i), (ii), and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Authorizations. The Company has filed and received approval of all Authorizations issued by, and has made all declarations and filings with all federal, state, local, or foreign governmental or regulatory authority that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus. To its knowledge, the Company is in compliance with and is not in violation of, or in default under, any such Authorization. To the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination, or modification of any Authorization or result in any other material impairment of the rights of the holder of any Authorization and the Company does not have any reason to believe that any Authorization will not be renewed in the ordinary course.

(p) Title to Assets. Except as described in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state, or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting, and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q) Intellectual Property. Except as disclosed in the Registration Statement, General Disclosure Package, and Prospectus, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights and similar rights it believes are necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package, or the Prospectus and which the failure to so could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, the Company is not now infringing, and except as disclosed in the Prospectus, upon commercialization will not infringe, any valid claim of any issued patents, copyrights, or trademarks of others. The Company has not conducted a “freedom to operate” study. Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Other than as specifically described in the Registration Statement, the General Disclosure Package, or the Prospectus, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package, or the Prospectus, a written notice of a claim or otherwise has any knowledge that the Company’s products or planned products as described in the Registration Statement, the General Disclosure Package, or the Prospectus violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and, to their knowledge, customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has in effect directors and officers liability insurance and a “key man” life insurance policy with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the life of Michael Feldman. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member, or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including, without limitation, stock option agreements under any stock option plan of the Company.

(t) Sarbanes-Oxley; Internal Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective (it being understood that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act) and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated). Since the date of the most recent balance sheet included in the Registration Statement, the General Disclosure Package and the Final Prospectus, (x) the Company’s auditors and the audit committee of the board of directors of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(u)  Certain Fees. Except as set forth in the Registration Statement, General Disclosure Package, and Prospectus or in Section 2.01(d), Section 4.06(d), Section 4.06(e) and Section 7.01(b) of this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary, or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements, or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Other than payments to the Underwriters for the Offering or as disclosed in the Registration Statement or set forth under Section 2.01(a)Section 2.01(b) of this Agreement, or may be made pursuant to the Engagement Agreement dated as of July 26, 2021 (the “Engagement Agreement”), the Company has not made and has no agreements, arrangements, or understanding to make any direct or indirect payments (in cash, securities, or otherwise) to: (i) any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) other than what is disclosed on Company Disclosure Schedule 3.01(u), any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the one hundred eighty (180)-day period preceding the initial filing of the Registration Statement through the ninety (90)-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus or that have been waived or otherwise satisfied.

(x) Compliance with Exchange Act. (i) The Class A Common Stock and the Warrants are registered pursuant to Section 12(b) of the Exchange Act and the Company has filed with the Commission a Form 8-A (File No. 000-[______]) providing for the registration of the Class A Common Stock and the Warrants pursuant to Section 12(b) under the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Common Stock nor the Warrants under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Class A Common Stock and the Warrants are currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The shares of Class A Common Stock, including the Firm Shares and Option Shares, have been approved for listing on The Nasdaq Capital Market. The Warrants, including the Firm Warrants and Option Warrants, have been approved for listing on The Nasdaq Capital Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such applicable listing and maintenance requirements of The Nasdaq Capital Market.

(y) Application of Takeover Protections. Except as set forth in the Registration Statement the General Disclosure Package, and the Prospectus, the Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation, as amended (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(z) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission in connection with the Offering) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply as to the information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the General Disclosure Package (or any supplement thereto). The Preliminary Prospectus and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act. The Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the information contained in or omitted from the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Prospectus (or any supplement thereto). As of its date and the date hereof, the General Disclosure Package did not and does not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. o post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus or the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(aa) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder,

(i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature,

(ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, through the first six (6) months of 2023, and

(iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except as set forth on Company Disclosure Schedule 3.01(cc), or any other matters that would not, individually or, in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all United States federal, state, and local income and all foreign income and franchise tax returns, reports, and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” mean all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(ee) Accountants. To the knowledge and belief of the Company, the Company Auditor (i) is an independent registered public accounting firm as required by the Exchange Act and (ii) either the Company Auditor or its replacement, shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2022.

(ff) Regulatory. The Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities, or by any similar foreign, federal, state, or local governmental or regulatory authority performing functions similar to those performed by such authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package, or the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local, and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(gg) Stock Option Plans. As of the Execution Date, there are no outstanding stock options under the Company’s stock incentive plans other than what is disclosed in the Prospectus.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon the Representative’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of the Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of the Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of the Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ll) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(mm) FINRA Affiliation. Except as disclosed on Company Disclosure Schedule 3.01(mm), no officer, director or, to the Company’s knowledge, any beneficial owner of five percent (5%) or more of the Company’s shares of Class A Common Stock or Common Stock Equivalents, has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any member of FINRA. No Company Affiliate has made a subordinated loan to any member of FINRA. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Representative or any of the Underwriters named on Schedule I hereto within the one hundred eighty (180)-day period prior to the initial filing date of the Prospectus. Except as disclosed in the Registration Statement and except for securities issued to the Representative as disclosed in the Prospectus and securities sold by the Representative on behalf of the Company, no person to whom securities of the Company have been privately issued within the one hundred eighty (180)-day period prior to the initial filing date of the Prospectus is a FINRA member, is a person associated with a FINRA member, or is an affiliate of a FINRA member. To the Company’s knowledge, no FINRA member participating in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a FINRA member, the parent, or affiliate of a FINRA member or any person associated with a FINRA member in the aggregate beneficially own five percent (5%) or more of the Company’s outstanding subordinated debt or common equity, or five percent (5%) or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any member of such associated person’s immediate family, and any affiliate of a FINRA member that is participating in the Offering. “Any person associated with a FINRA member” means (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a FINRA member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member. When used in this Section 3.01(mm) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by, or is under common control with a FINRA member. The Company will advise the Representative and Underwriter’s Counsel if it learns that any officer, director, or owner of five percent (5%) or more of the Company’s outstanding shares of Class A Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(nn) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to Underwriter’s Counsel on behalf of the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(oo) Board of Directors. The Board is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board qualify as “independent” as defined under the rules of the Trading Market.

(pp) ERISA. The Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered, or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m), or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. No Employee Plan is subject to Title IV of ERISA. The Registration Statement, the Preliminary Prospectus, and the Prospectus identify each employment, severance, or other similar agreement, arrangement, or policy and each material plan or arrangement required to be disclosed pursuant to the Rules and Regulations providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation, or post-retirement insurance, compensation, or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates; and (iii) covers any officer or director or former officer or director of the Company or any of its ERISA Affiliates. These agreements, arrangements, policies, or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. Except as disclosed in the Registration Statement, the Preliminary Prospectus, and the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(qq) IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company reasonably believes that (i) the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain, and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, and (iii) the Company and the Subsidiaries have implemented reasonable backup, security, and disaster recovery technology consistent with applicable regulatory standards.

(rr) Forward Stock Split. The Company has the requisite corporate power and authority, and has obtained all requisite approval or authorization of any stockholder, the Board, or others, in order to effect the forward stock split of the Company’s outstanding shares of Class A Common Stock (the “Forward Stock Split”) as described in the Registration Statement, the General Disclosure Package, and the Prospectus. No further approval or authorization of any stockholder, the Board, or others is required in order to effect the Forward Stock Split.

(ss) Ineligible Issuer Status. At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(tt) Industry Data; Forward-Looking Statements. The statistical and market-related data included in each of the Registration Statement, the General Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package, and the Prospectus that have not been described as required by the Securities Act.

(vv) Lock-Up Agreements. Schedule IV hereto contains a complete and accurate list of the Company’s officers, directors, and certain owners of record of the Company’s outstanding shares of Class A Common Stock to deliver to the Representative an executed Lock-Up Agreement, in a form substantially similar to that attached hereto as Exhibit A, prior to the execution of this Agreement.

(ww) Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus.

(xx) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(yy) Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications and (ii) authorized anyone to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

Section 3.02 Representations and Warranties of the Selling Stockholders. Except as set forth in the Selling Stockholders Disclosure Schedules, which shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Selling Stockholders Disclosure Schedules, each of the Selling Stockholders severally and not jointly represents and warrants to each Underwriter and the Company as of each Option Closing Date, if any, as follows:

(a) Authorization; Enforcement. All consents, approvals, authorizations, and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Option Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or made or as may be required by FINRA, The Nasdaq Stock Market LLC, or under applicable state securities laws in connection with the purchase and distribution of the Option Shares by the Underwriters; and such Selling Stockholder has full right, power, and authority to enter into this Agreement and to sell, assign, transfer, and deliver the Option Shares to be sold by such Selling Stockholder hereunder; and this Agreement has been duly authorized, executed, and delivered by such Selling Stockholder.

(b) No Conflicts. The execution, delivery, and performance by such Selling Stockholder of this Agreement and the sale of the Option Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of such Selling Stockholder, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, or other instrument (evidencing such Selling Stockholder debt or otherwise) or other understanding to which such Selling Stockholder is a party or by which any property or asset of such Selling Stockholder is bound or affected, (ii) result, to the extent applicable, in any violation of the terms or provisions of the charter or bylaws or similar organizational document of such Selling Stockholder, or (iii) result in any violation of any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of his, her, or its respective properties, except in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein.

(c) Title to Shares. Such Selling Stockholder has good and valid title to the Option Shares to be sold at the applicable Option Closing Date by such Selling Stockholder hereunder, free and clear of all Liens; such Selling Stockholder will have, immediately prior to the applicable Option Closing Date, good and valid title to the Option Shares to be sold at the applicable Option Closing Date by such Selling Stockholder, free and clear of all Liens; and, such Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (“UCC”)) to the Option Shares maintained in a securities account on the books of the DTC free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that each Underwriter acquires its interest in the Option Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the credit of such Option Shares to the securities account of such Underwriter maintained with the DTC and payment therefor by such Underwriter, as provided herein, such Underwriter will have acquired a security entitlement to such securities, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to be or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Option Shares.

(e) General Disclosure Package. The General Disclosure Package, at the Effective Time did not, and as of the applicable Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder’s representations and warranties under this Section 3.02(e) are limited solely to the Selling Stockholder Information. Each Underwriter, the Company, and each Selling Stockholder agree that “Selling Stockholder Information” consists solely of the information furnished by such Selling Stockholder for use in connection with the offering, which solely consists of (i) the name of such Selling Stockholder, (ii) the information relating to such Selling Stockholders’ holdings of shares of common stock of the Company, (iii) the information set forth in the applicable footnote relating to such Selling Stockholder under the beneficial ownership table, and (iv) the number of shares to be offered by such Selling Stockholder.

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus, and the Prospectus, such Selling Stockholder (including his, her, or its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved, or referred to and will not prepare, use, authorize, approve, or refer to any Issuer Free Writing Prospectus or other applicable written communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) any materials approved in writing in advance by the Company and the Representative.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not (in the case of a post-effective amendment field after the date hereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the applicable Option Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder’s representations and warranties under this Section 3.02(g) are limited solely to Selling Stockholder Information.

(h) No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Option Shares.

(i) FINRA. Except as disclosed on Selling Stockholders Disclosure Schedule 3.02(i), there are no associations or affiliations between any member of FINRA and the Selling Stockholder or any Affiliate of the Selling Stockholder, except as previously disclosed in writing to the Representative.

Article IV.
OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus, as amended or supplemented, and the General Disclosure Package in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the General Disclosure Package, and the Registration Statement. The Company shall not file any such amendment or supplement to which the Representative shall reasonably and timely object in writing.

Section 4.02 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.01 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Exchange Act Registration. For a period of three (3) years from the Execution Date, the Company will use its best efforts to maintain the registration of the Class A Common Stock under the Exchange Act; provided, that such provision shall not prevent a sale, merger, or similar transaction involving the Company. The Company will not deregister the Class A Common Stock under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld and provided that such provision shall not prevent a sale, merger, or similar transaction involving the Company.

(c) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in the rules and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

Section 4.03 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

Section 4.04 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Execution Date and the date on which the Warrants are no longer outstanding, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) the electronic filing with the Commission of any amendment or supplement to the Registration Statement or the Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.04 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the General Disclosure Package, or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the General Disclosure Package, or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

Section 4.05 Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company shall file with the Commission all reports required to be filed pursuant to the Exchange Act and, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit except as required by law) the Company’s financial statements included in such reports, provided that such provision shall not prevent a sale, merger, or similar transaction involving the Company.

Section 4.06 Reports to the Underwriters; Expenses of the Offering.

(a) Periodic Reports, etc. For a period of three (3) years from the Execution Date, the Company will furnish or make available to the Underwriters, upon written request, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities registered under the Exchange Act and also promptly furnish or make available to the Underwriters, upon written request: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section 4.06.

(b) Transfer Sheets. For a period of three (3) years from the Execution Date, the Company shall retain the Transfer Agent or a transfer and registrar agent acceptable to the Representative and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as an Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and the DTC, provided, however, that such requests cannot be made more than once quarterly; and provided that such provision shall not prevent a sale, merger, or similar transaction involving the Company.

(c) Trading Reports. For a period of one (1) year after the date of this Agreement, the Company shall provide to the Underwriters, at the Company’s expense, such reports published by the Trading Market relating to price and trading of such securities, as the Underwriters shall reasonably request; provided that such provision shall not prevent a sale, merger, or similar transaction involving the Company.

(d) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Shares and Option Warrants) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA, and all fees and expenses relating to the listing of such Firm Shares, Option Shares, Firm Warrants, and Option Warrants on the Trading Market and such other stock exchanges as the Company and the Representative together determine in good faith, if applicable; (c) all fees, expenses, and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees); (d) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, and any “blue sky” surveys and, if appropriate, any agreement among Underwriters, any agreements with selected dealers, Underwriters’ questionnaire and power of attorney), Registration Statements, Prospectuses, and all amendments, supplements, and exhibits thereto and as many preliminary and Final Prospectuses as the Representative may reasonably deem necessary; (e) the cost and expense of the financial public relations firm referred to in Section 4.21 of this Agreement; (f) the costs of preparing, printing, and delivering the Securities; (g) fees and expenses of the Transfer Agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) the Underwriters’ costs of mailing prospectuses to prospective investors; (l) all fees, expenses, and disbursements relating to background checks of the Company’s officers and directors; (m) the fees and expenses associated with the Underwriters’ use of the i-Deal system and Net Roadshow; and (n) the Company’s actual “road show” expenses for the Offering. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, all out-of-pocket fees, expenses, and disbursements (including legal fees and expenses) of the Underwriters incurred as a result of providing services related to the Offering to be paid by the Company to the Underwriters; provided, however, that all such costs and expenses pursuant to this Section 4.06(d), including those referenced in clauses (m) and (n) above and legal expenses of counsel to the Underwriters and otherwise, which are incurred by the Underwriters and for which the Company shall be responsible shall not exceed $175,000, in the aggregate, if the Offering is closed, or $30,000 in the aggregate if the Offering is not closed. This $30,000 amount shall be inclusive of the $15,000 advance for accountable expenses previously paid by the Company to the Representative (the “Advance”).

(e) Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.06(d), on the Closing Date, it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Securities (excluding the Option Securities).

(f) Warrant Agent. The Company hereby agrees to engage and maintain, at its expense, (i) a registrar and transfer agent for the Class A Common Stock and (ii) a registrar and transfer agent for the Warrants.

Section 4.07 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

Section 4.08 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors, or stockholders (without the consent of the Representative), including the Selling Stockholders, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization, or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Section 4.09 Internal Controls. The Company will implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.10 Accountants. For a period of three (3) years from the Effective Date, the Company shall continue to retain a nationally recognized, independent PCAOB registered public accounting firm. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

Section 4.11 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 5% or greater stockholder of the Company or Person that received the Company’s unregistered equity securities in the past one hundred eighty (180) days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

Section 4.12 No Fiduciary Duties. The Company and the Selling Stockholders acknowledge and agree that the Underwriters’ responsibility to the Company and the Selling Stockholders (in the case of the Over-Allotment Option) is solely contractual and commercial in nature, based on arms-length negotiations, and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company and the Selling Stockholders acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company and the Selling Stockholders (in the case of the Option Shares and Option Warrants) by the Underwriters for the shares and Warrants, as the case may be, and the Underwriters have no obligation to disclose, or account to the Company and the Selling Stockholders for, any of such additional financial interests. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders (in the case of the Over-Allotment Option) may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty by the Underwriters.

Section 4.13 Board Composition and Board Designations. The qualifications of the persons serving as board members of the Company and the overall composition of the Board shall comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of The Nasdaq Stock Market LLC and, if applicable, at least one (1) member of the Board must qualify as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Section 4.14 Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior consent, which consent will not be unreasonably withheld, for a period ending at 5:00 p.m. (New York City time) on the first (1st) business day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

Section 4.15 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

Section 4.16 Listing of Common Stock and Warrants. The Company agrees to use its commercially reasonable best efforts to effect and maintain the trading of the Class A Common Stock and Warrants on The Nasdaq Capital Market for at least three (3) years after the Closing Date; provided that such provision shall not prevent a sale, merger, or similar transaction involving the Company.

Section 4.17 Subsequent Equity Sales.

(a) From the date hereof until one hundred eighty (180) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, without the prior written approval of the Representative.

(b) Notwithstanding the foregoing, this Section 4.17 shall not apply in respect of an Exempt Issuance.

Section 4.18 Capital Changes. Until ninety (90) days after the Closing Date and except for the stock split as disclosed in the Registration Statement, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of EF Hutton.

Section 4.19 Post Offering Investments. Provided that the Firm Shares are sold in accordance with the terms of this Agreement, in the event any individual or entity (including affiliates of such persons) that was introduced to the Company by EF Hutton subsequently provides the Company capital via any transaction, commencing on the Closing Date and continuing for a period of twelve (12) months thereafter, the Company shall be obligated to pay the EF Hutton a cash fee of eight percent (8%) of the gross proceeds of any such investments.

Section 4.20 Right of First Refusal. The Company agrees that for a period of twelve (12) months from the closing of the Offering, the Company shall grant EF Hutton the irrevocable right of first refusal to act as a sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, of the Company, or any successor to or any current or future subsidiary of the Company (each, a “Subject Transaction”), on terms and conditions customary to EF Hutton for such Subject Transactions. EF Hutton shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of EF Hutton.

Section 4.21 Financial Public Relations Firm. As of the Execution Date, the Company has retained a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be [______], which firm is experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than two (2) years after the Execution Date.

Section 4.22 Research Independence. The Company and the Selling Stockholders acknowledge that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers. The Company and the Selling Stockholders hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders, as the case may be, may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Selling Stockholders by such Underwriter’s investment banking divisions. The Company and the Selling Stockholders acknowledge that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

Section 4.23 Corporation Records Service. As of the Execution Date, the Company has registered with the Corporation Records Service (including annual report information) published by Standard & Poor’s Corporation and shall maintain such registration for a period of three (3) years from the Closing.

Section 4.24 Insurance. The Company agrees to maintain its “key man” life insurance policy with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the life of Michael Feldman.

Section 4.25 Tax Form. Each Selling Stockholder will deliver to the Representative prior to or at each Option Closing Date, if any, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulation in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein.

Section 4.26 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares, or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares are eligible for resale under Rule 144 by a non-affiliate of the Company, Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders that have provided it an address of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

Section 4.27 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times while any of the Warrants are outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option and shares pursuant to any exercise of the Firm Warrants and Option Warrants.

Article V.
DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Firm Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholders (in the case of Option Securities), the Representative, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within thirty-six (36) hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders (in the case of Option Securities) such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such thirty-six (36) hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed ten percent (10%) of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds ten percent (10%) of the Firm Securities or Option Securities, as the case may be, covered hereby, the Company, with respect to the Firm Securities and the Option Securities, and the Selling Stockholders, with respect to the Option Securities, or the Representative, with respect to the Firm Securities and the Option Securities, will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company and the Selling Stockholders except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven (7) days, as the Representative, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Article V shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Article VI.
INDEMNIFICATION

Section 6.01 Indemnification of the Underwriters by the Company. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses, and damages (including any and all investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses, or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Permitted Free Writing Prospectus, or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense, or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have. For all purposes of this Agreement, the information set forth in the Prospectus in the “Price Stabilization, Short Positions and Penalty Bids,” and “Electronic Offer, Sale and Distribution” sections under the caption “Underwriting” constitutes the only information (the “Underwriters’ Information”) relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement, or the Prospectus.

Section 6.02 Indemnification of the Underwriters by the Selling Stockholders. In the case of the Over-Allotment Option, each of the Selling Stockholders severally and not jointly in proportion to the number of Option Shares to be sold by such Selling Stockholder shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses, and damages (including any and all investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses, or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, any Permitted Free Writing Prospectus, or the Prospectus, in connection with the marketing of the Offering of the Securities, solely relating to Selling Stockholder Information; provided, however, that such Selling Stockholder shall not be liable to the extent that such loss, claim, liability, expense, or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information.

Section 6.03 Indemnification of the Company and the Selling Stockholders. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees, and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and in the case of the Over-Allotment Option, each of the Selling Stockholders, against any losses, liabilities, claims, damages, and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage, or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by such Underwriter hereunder.

Section 6.04 Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Article VI shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article VI, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Article VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses, and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements, and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements, and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements, and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle, or compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding relating to the matters contemplated by this Article VI (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise, or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action, or proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise, or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (a) of this Section 6.04 effected without its written consent if (A) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 6.05 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article VI is applicable in accordance with its terms but for any reason is held to be unavailable, the Company, the Selling Stockholders, and the Underwriters shall contribute to the total losses, claims, liabilities, expenses, and damages (including any investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Selling Stockholders from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company, the Selling Stockholders, and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand and the Underwriters on the other from the Offering of the Securities or the offering of the Option Shares, as the case may be, pursuant to this Agreement. The relative benefits received by the Company, the Selling Stockholders, and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company and the total proceeds from the Over-Allotment Option received by the Selling Stockholders bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table in Exhibit 107 of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Stockholders on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense, or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to the Offering or the offering of the Option Shares, as the case may be. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, or the Underwriters, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.05 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 6.05 shall be deemed to include, for purpose of this Section 6.05, any legal or other expenses reasonably incurred by such indemnified party i connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.05, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.05, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel, or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.05, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party r parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.05. The obligations of the Underwriters to contribute pursuant to this Section 6.05 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

Section 6.06 Survival. The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Selling Stockholders (in the case of the Over-Allotment Option) contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor, or (iii) any termination of this Agreement.

Article VII.
MISCELLANEOUS

Section 7.01 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement by notifying the Company and the Selling Stockholders at any time prior to any Closing Date or Option Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in their opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company or the Selling Stockholders is in material breach of any of its representations, warranties, or covenants hereunder which have not been cured within ten (10) days after notification has been given to the Company or the Selling Stockholders, as the case may be, by the Representative or which by its nature is uncurable, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities, or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.01(a) within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to EF Hutton its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to $30,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Notwithstanding the foregoing, any Advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

Section 7.02 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, any Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement dated shall continue to be effective and the terms therein, shall continue to survive and be enforceable by EF Hutton in accordance with its terms, provided that, in the event of a conflict between the terms of the foregoing agreements and this Agreement, the terms of this Agreement shall prevail.

Section 7.03 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 7.04 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and EF Hutton and the Selling Stockholders (to the extent applicable). No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.05 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

Section 7.07 Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit, or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

Section 7.08 Survival. The representations and warranties and the indemnification provisions contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

Section 7.09 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page was an original thereof.

Section 7.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

Section 7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Class A Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions of the Class A Common Stock that occur after the date of this Agreement.

Section 7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

Section 7.15 No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, are not intended to confer upon any Person other than the parties hereto, and the Underwriters where so indicated any rights, benefits, remedies, obligations, or liabilities hereunder.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Underwriters, the Company, and the Selling Stockholders (in the case of the Over-Allotment Option), please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Stockholders (in the case of the Over-Allotment Option) and the several Underwriters in accordance with its terms.

T1V, INC.

By:
Name:	Michael Feldman
Title:	President and Chief Executive Officer

Address for Notice:

T1V, Inc.
5025 West W.T. Harris Boulevard, Suite A

Charlotte, NC 28269

Attn: Michael Feldman

T: (704) 594-1610

Copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Richard I. Anslow, Esq.

T: (212) 370-1300

Accepted by the Representative, acting for themselves and as Representative of the Underwriters named on Schedule I hereto, as of the date first above written:

EF HUTTON,
division of Benchmark Investments, LLC

By:
Name:	Sam Fleishman
Title:	Supervisory Principal

Address for Notice:

EF Hutton, division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Sam Fleishman, Supervisory Principal

Copy to (which shall not constitute notice):

Carmel, Milazzo & Feil LLP

55 W 39th Street, 18th Floor

New York, NY 10018

Attention: Ross D. Carmel, Esq.

Telephone: 212-658-0458

Email: rcarmel@cmfllp.com

SELLING STOCKHOLDER

WH&W PRIVATE MARKET INVESTMENT FUND I, LLC

By:
Name:
Address for Notice:	Title:

WH&W Private Market Investment Fund I, LLC

c/o Welch Hornsby, Inc.

2100 Southbridge Pkwy, Suite 500

Birmingham, AL 35209

Fidelis Capital, LLC

820 Shades Creek Pkwy

Birmingham, AL 35223

Attention: John S. Stein III

Telephone 205-588-6025

Email: jstein@fideliscapital.net

Copy to (which shall not constitute notice):

Dentons Sirote PC

2311 Highland Avenue South, Suite 500

Birmingham, AL 35205

Attention: W. Todd Carlisle, Esq.

Telephone 205-930-5154

Email: todd.carlisle@dentons.com

SELLING STOCKHOLDER

T1 INVESTMENT, LLC

By:
Name:
Title:

Address for Notice:

T1 Investment LLC

9311 Standerwick Ln

Huntersville, NC 28078

Telephone 704-907-1301

Email: chris@mckee-group.com

Schedule I
Schedule of Underwriters

Underwriters	Firm Shares and Firm Warrants	Purchase Price
EF Hutton, division of Benchmark Investments, LLC		$

Total		$

Schedule II
Schedule of Selling Stockholders

Selling Stockholder	Number of Option Shares to Be Sold if the Maximum Over-Allotment Option Is Exercised
WH&W Private Market Investment Fund I, LLC	[NUMBER]
T1 Investment, LLC	[NUMBER]
Total:	[NUMBER]

Schedule III
Pricing Information

Number of Units:
Number of Firm Shares:
Number of Firm Warrants:
Number of Option Shares:
Number of Option Warrants:
Public Offering Price per Unit:	$
Public Offering Price per Firm Share:	$
Public Offering Price per Firm Warrant:	$
Public Offering Price per Option Share:	$
Public Offering Price per Option Warrant:	$
Underwriting Discount per Unit:	$
Underwriting Discount per Option Share:	$
Underwriting Discount per Option Warrant:	$
Proceeds to Company per Unit (before expenses):	$
Proceeds to Company per Option Share (before expenses):	$
Proceeds to Company per Option Warrant (before expenses):	$

Schedule IV
Lock-Up Parties

Michael Feldman
James Morris
Adam Loritsch
Diane Thompson
Dieter Woelfle
John Stein
Christopher McKee
Ross Annable
IMAF Charlotte, LLC
WH&W Private Market Investment Fund I, LLC
T1 Investment, LLC

Schedule V
Written Testing-the-Waters Communications

DISCLOSURE SCHEDULES

Company Disclosure Schedule 3.01(u)

Certain Fees

John Stein, an Affiliate of Fidelis Capital, LLC, is a registered representative of a FINRA member firm. Fidelis Capital is the sub-advisor to WH&W Private Market Investment Fund I, LLC (WH&W”), a holder of shares of Series B Preferred Stock, and a Selling Stockholder, pursuant to the Underwriting Agreement (as such capitalized terms are defined therein).

Company Disclosure Schedule 3.01(cc)

Tax Status

The Company currently has approximately $408,000 in Covid-related Payroll Tax Liability, related to the Employer Social Security Tax Covid Relief Act, and Employee Retention Credits taken before such credits were terminated retroactively by Legislation in November 2021. The Company has been making regular payments while applying for an installment payment agreement with the IRS.

Company Disclosure Schedule 3.01(mm)

FINRA Affiliation

See disclosure in Company Disclosure Schedule 3.01(u).

Selling Stockholders Disclosure Schedule 3.02(i)

FINRA

See disclosure in Company Disclosure Schedule 3.01(u).

EXHIBITS

EXHIBIT A – FORM OF LOCK-UP AGREEMENT
EXHIBIT B – FORM OF OFFICERS’ CERTIFICATE
EXHIBIT C – FORM OF SELLING STOCKHOLDER’S CERTIFICATE
EXHIBIT D – FORM OF SECRETARY’S CERTIFICATE
EXHIBIT E – FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE
EXHIBIT F – FORM OF WARRANT AGENCY AGREEMENT
EXHIBIT G – FORM OF REPRESENTATIVE’S WARRANT

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